UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Figueroa Street, Suite 4050 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 330-4300

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 11, 2018, a majority of the directors of Genufood Energy Enzymes Corp. (the “Company”) elected James Kuang-Ming Tsai as a new Director. Also, on that date, the majority of directors of the Company, by written consent, approved the appointment of Mr. Tsai to the Company’s Board of Directors. Mr. Tsai’s appointment brings the number of directors sitting on the Company’s Board to 3.

Mr. Tsai has been retired since June 2010. Prior to that, from August 2006 to June 2010, Mr. Tsai worked at Blanfield Pty. Ltd., a private import company. From July 1986 to May 2005, he worked at Toyomenka Company, a private import company.

Mr. Tsai will serve as the Company’s Director until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Mr. Tsai and any other person pursuant to which he was selected as a director. There are no family relationship between Mr. Tsai and any of the Company’s officers or directors. Mr. Tsai has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: June 15, 2018	By:	/s/ Yi Ling Chen
Yi Ling Chen, Director

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